                                                                    EXHIBIT 10.6

                      ASSIGNMENT AND ASSUMPTION OF LEASE
                      ----------------------------------

     THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("Agreement") is made as of this 12th day of May, 1998 by and between Infoseek Corporation, a California corporation ("Infoseek") and 280, Inc., a California corporation ("280").

                                   RECITALS
                                   --------

     A. 280, as tenant, is a party to the lease dated as of May 1, 1996 with Hamm's Building Associates ("Landlord"), as landlord, for Suite 300 located at 1550 Bryant Street, San Francisco, California 94103, consisting of approximately 8,264 rentable square feet, and an Expansion Agreement for an additional approximate 4,247 rentable square feet on the third floor (the "Expansion Space", and collectively, the "Lease"), pursuant to which the landlord thereunder has undertaken to lease to the tenant thereunder office space located at 1550 Bryant, City of San Francisco, County of San Francisco, California, which property is more particularly described in the Lease and Expansion Agreement attached hereto as Exhibit A (the "Premises").

     B. 280 and Infoseek are parties to that certain Asset Purchase Agreement dated as of May 12, 1998 (the "Asset Purchase Agreement"), whereby Infoseek has agreed to purchase from 280 certain of 280's assets.

     C. In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, 280 desires to assign its interest in the Lease to Infoseek, and Infoseek desires to assume 280's interest in the Lease.

     D. Section 15 of the Lease provides that the tenant thereunder may assign this Lease or sublet the Premises with the consent of Landlord, subject, however, to the terms and conditions set forth in said Section 15.

     NOW, THEREFORE, for and in consideration of the foregoing premises, the Lease, the Asset Purchase Agreement and the mutual covenants and agreements set forth herein, Infoseek, 280 and Landlord agree as follows:

1.  ASSIGNMENT.  280 hereby assigns, transfers and conveys to Infoseek, and
    -----------
Infoseek hereby accepts, as of the Effective Date (as hereinafter defined in paragraph 2), all of 280's right, title and interest in, under and to the Lease and the Premises. Also effective as of the Effective Date, Infoseek accepts this assignment and assumes and agrees to keep, perform and fulfill, as a direct obligation to Landlord and for the benefit of 280, all of the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by the "Tenant" under the Lease from and after the Effective Date, including, without limitation, the making of all payments due to or payable on behalf of, Landlord under the Lease which may become due and payable on or after the Effective Date and the performance of all repair, maintenance and restoration of such Tenant with respect to the

Premises from and after the Effective Date. Infoseek will finish the flooring and the walls in the Expansion Space comparable to Suite 300, to Infoseek's and the Landlord's satisfaction.

2.  EFFECTIVE DATE OF ASSIGNMENT.  The assignment in this agreement shall take
    -----------------------------
effect on May 12, 1998, ("Effective Date") and 280 shall give possession of the Premises to Infoseek on that date.

3.  SECURITY DEPOSIT.  280 and Infoseek acknowledge that Landlord currently
    -----------------
holds a security deposit to be applied in accordance with the provisions of the Lease. Without limiting the generality of Section 1 of this Agreement, 280 hereby assigns to Infoseek, as of the Effective Date, all of 280's rights to such security deposit. From and after the Effective Date, such security deposit shall be held by Landlord for the benefit of Infoseek, subject to the provisions of the Lease.

4.  RELEASE AND INDEMNIFICATION.  Infoseek agrees to release 280 from any and
    ----------------------------
all claims, demands or causes of action whatsoever or whensoever arising out of or in connection with the Lease, arising after the date of this Agreement and pertaining to acts, omissions or neglect of Infoseek occurring after the date of this Agreement. Infoseek agrees to defend, indemnify and hold 280 harmless from any and all claims, demands, liabilities, costs and expenses, including reasonable attorneys' fees, arising from or based upon any alleged act, omission or negligence of Infoseek or its contractors, concessionaires, licensees, agents, servants, invitees, employees or anyone else for whom Infoseek may be responsible after the date of this Agreement. In the event that 280 shall be made a party to any litigation by reason of any such claim, Infoseek shall indemnify 280 against and hold 280 harmless from such litigation and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Infoseek in connection with such litigation.

    280 shall defend, indemnify and hold Infoseek harmless from any and all claims, demands, liabilities, costs and expenses, including reasonable attorneys' fees, arising from or in connection with the Lease and from or based upon any alleged act, omission or negligence of 280 or its contractors, concessionaires, licensees, agents, servants, invitees, employees or anyone else for whom 280 may be responsible occurring before the date of this Agreement.

5.  MISCELLANEOUS.  Infoseek and 280 shall execute and deliver such additional
    --------------
documents and take such additional actions as either may be reasonably request to carry out the purposes of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. If either party brings an action or legal proceeding with respect to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs. All captions contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Agreement. If any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6.  GOVERNING LAW.  This Agreement will be governed in all respects by the laws
    --------------
of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. Any action or proceeding brought by any party against another arising out of or related to this Agreement shall be brought in a state or federal court of competent subject matter jurisdiction located within Santa Clara County, California, and each of the parties to this Agreement consents to the personal jurisdiction of those courts.

     IN WITNESS WHEREOF, Infoseek, 280 and Landlord have executed this Agreement as of the day and year first above written.


280:                                           INFOSEEK:

280, INC.,                                     INFOSEEK CORPORATION,
a California corporation                       a California corporation


By: /s/ Michael Baum                           By: /s/ Harry Motro
   -------------------------------                ----------------------------

Name: Michael Baum                             Name: Harry Motro
     -----------------------------                  --------------------------

Title: CEO                                     Title: CEO
      ----------------------------                   -------------------------


     Landlord hereby consents to the above Assignment, provided its Effective Date is in the month of May, 1998, and the May 1998 rental due is received immediately. Landlord will complete the painting and electrical work in the Expansion Space, per the Lease.


HAMM'S BUILDING ASSOCIATES
a California Limited Partnership

By:/s/ Rublin Glickman
   -----------------------------------
Rublin Glickman, General Partner

Date: May 12, 1998
     ---------------------------------

                                                                       EXHIBIT A
                                                                       ---------




                              THE HAMM'S BUILDING
                              -------------------


                                 OFFICE LEASE

                              1550 BRYANT STREET

                          SAN FRANCISCO, CALIFORNIA


                                 *************


                          HAMM'S BUILDING ASSOCIATES

                                 --LANDLORD--


                                   280 INC.


                                  --TENANT--

                               TABLE OF CONTENTS
                               -----------------

EXHIBIT A.  BASIC LEASE INFORMATION...................................  1
RECITALS..............................................................  3
SECTION 1.  DEFINITIONS...............................................  3
SECTION 2.  PREMISES..................................................  6
SECTION 3.  TERM; CONDITION OF PREMISES...............................  6
SECTION 4.  RENTAL....................................................  6
SECTION 5.  ESCALATION RENT...........................................  7
SECTION 6.  USE.......................................................  8
SECTION 7.  SERVICES..................................................  8
SECTION 8.  ALTERATIONS...............................................  9
SECTION 9.  REPAIRS; LANDLORD'S RESERVATION OF RIGHTS.................  9
SECTION 10. DAMAGE OR DESTRUCTION..................................... 10
SECTION 11. SUBROGATION............................................... 10
SECTION 12. INSURANCE................................................. 11
SECTION 13. INDEMNIFICATION........................................... 11
SECTION 14. COMPLIANCE WITH LEGAL REQUIREMENTS........................ 11
SECTION 15. ASSIGNMENT AND SUBLETTING................................. 11
SECTION 16. RULES..................................................... 12
SECTION 17. ENTRY BY LANDLORD......................................... 12
SECTION 18. EVENTS OF DEFAULT......................................... 13
SECTION 19. TERMINATION UPON DEFAULT.................................. 14
SECTION 20. ATTORNEY FEES............................................. 14
SECTION 21. EMINENT DOMAIN............................................ 14
SECTION 22. ESTOPPEL CERTIFICATE...................................... 15
SECTION 23. HOLDING OVER.............................................. 15
SECTION 24. SECURITY DEPOSIT.......................................... 15
SECTION 25. LANDLORD'S LIABILITY...................................... 16
SECTION 26. BROKERS................................................... 16
SECTION 27. SMOKING................................................... 16
SECTION 28. ENTIRE AGREEMENT.......................................... 16
SECTION 29. ILLEGALITY OR UNENFORCEABILITY OF PORTION OF LEASE........ 16
SECTION 30. GOVERNING LAW............................................. 16
SECTION 31. PARKING................................................... 17
SECTION 32. OPTION TO EXPAND.......................................... 17
SECTION 33. QUIET ENJOYMENT........................................... 17
SECTION 34. RIGHT OF FIRST REFUSAL.................................... 17
SECTION 35. TEMPORARY OCCUPANCY....................................... 17
SECTION 36. AUTOMATIC SUBORDINATION................................... 17
SECTION 37. EXHIBITS.................................................. 18
 Exhibit B. Description of the Premises............................... 19
 Exhibit C. Rules..................................................... 20
 Exhibit D............................................................ 24
 Exhibit E............................................................ 28

                      EXHIBIT A. BASIC LEASE INFORMATION


Date:                               May 1, 1996

Landlord:                           HAMM'S BUILDING ASSOCIATES

Tenant:                             280 INC.

Premises:                           That portion of the 3rd floor designated
                                    on the attached floor plan labeled Exhibit
                                    B, Suite 300.

Rentable Area of Premises:          Approximately 8,264 rentable square feet
                                    (to be measured per BOMA Standards prior to tenant's occupancy)

Commencement Date:                  Upon Landlord's substantial completion of
                                    Tenant Improvements.

Termination Date:                   5 years from Commencement Date.

Base Rent (annually):               Months         RSF       Rental Rate
                                    ------------------------------------
                                    1-12          8,264    14.04 PRSFPY
                                    13-24         8,264    14.04 PRSFPY
                                    25-36         8,264    14.60 PRSFPY
                                    37-48         8,264    15.19 PRSFPY
                                    49-60         8,264    15.79 PRSFPY
                                    (PRSFPY - per rentable square foot per year)

Base Year:                          Calendar 1996

Security Deposit:                   Tenant shall pay a Security Deposit of
                                    $10,900.00 and First Month's Rent of
                                    $9,668.88 upon execution of this lease.

Tenants Percentage Share of         5.61%
Operating Expenses and Property
Tax Escalations

Tenant's Broker                     BT Commercial
                                    100 Pine Street, Suite 500
                                    San Francisco, CA 94111

Tenant's Address for Notice:        280 INC.
                                    1550 Bryant Street, Suite 300
                                    San Francisco, CA 94103
                                    Attn.: Michael Baum

Landlord's Address for Notice:        Hamm's Building Associates
                                      c/o Rubin Glickman
                                      1550 Bryant Street, Suite 600
                                      San Francisco, CA 94103

Exhibits:                             Exhibit A.  Basic Lease Information
                                      Exhibit B.  Description of Premises
                                      Exhibit C.  Rules
                                      Exhibit D.  Construction Rider
                                      Exhibit E.  Construction Documents

Landlord:                             Tenant:
HAMM'S BUILDING ASSOCIATES.           280 INC.,
a California Limited Partnership      a California Corporation
By RHGA, Inc., General Partner

By: /s/ Rubin Glickman                By: /s/ Michael Baum
   ------------------------------         -------------------------------------
Rubin Glickman, President             Michael Baum

     This Lease ("Lease") dated as of May 1, 1996, is entered into between HAMM'S BUILDING ASSOCIATES, a California Limited Partnership ("Landlord"), and 280 INC. ("Tenant").

                                   RECITALS

     A. Landlord is the owner of real property ("Real Property") located at 1550 Bryant, San Francisco and the building ("Building") located on it. The Real Property and the Building are collectively the "Property."

     B. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord the Premises (as defined below) for the term and subject to the terms, covenants, agreements, and conditions in this Lease.

     For good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

                            SECTION 1. DEFINITIONS.

     As used in this Lease, the following terms shall have the meanings specified in this Section 1.

     ALTERATIONS is defined in Section 8.

     BASE OPERATING EXPENSES means the Operating Expenses paid or incurred by Landlord in the Base Year.

     BASE PROPERTY TAXES means the amount of Property Taxes for the tax year ending June 30 of the Base Year.

     BASE RENT means the Base Rent as set forth in the Basic Lease Information.

     BASIC LEASE INFORMATION is attached to and incorporated in this Lease as Exhibit A.

     BUILDING means the building constructed on the Real Property known as 1550 Bryant Street, San Francisco, California, commonly known as the Hamm's Building, any property interest in the area of The Hamm's Building and all other improvements on or appurtenances to the Real Property or the streets abutting the Real Property. The Building includes, but is not limited to, an office building with twelve (12) floors of office space and an open air parking lot located as shown on the attached site plan.

     COMMENCEMENT DATE means the Commencement Date as set forth in the Basic Lease Information.

     COMMON AREA means the total area on a floor consisting of rest rooms, janitor, telephone and electrical closets, mechanical areas, public corridors providing access to tenant space, public stairs, elevator shafts and pipe shafts, together with their enclosing walls.

     DEPOSIT is defined in Section 24.

     ESCALATION RENT is defined in Section 4(a).

     EVENT OF DEFAULT is defined in Section 18.

     LANDLORD is defined in the preamble.

     LEGAL REQUIREMENTS is defined in Section 14.

     LEASE is defined in the preamble.

     TENANT is defined in the preamble.

     TENANT'S PERCENTAGE SHARE means the percentage figure specified as Tenant's Percentage Share in the Basic Lease Information. Tenant's Percentage Share has been obtained by dividing the net rentable area of the Premises, as specified in the Basic Lease Information, by the total net rentable area of the Building, which is 160,029 square feet, and multiplying that quotient by one hundred
(100). In the event the rentable area of the Premises is increased or decreased by the addition to or deletion from the Premises of any office space, Tenant's percentage share shall be appropriately adjusted. For the purposes of Section 4, Tenant's Percentage Share shall be based on the number of days during the calendar year in which this change occurs.

     OPERATING EXPENSES means (a) all reasonable costs of management, operation and maintenance of the Building determined by generally accepted
                                                        ------------------
accounting principles, including without limitation, wages, salaries and payroll
---------------------
burden of employees excluding employees above the rank of Building Manager, property management fees and other related compensation: janitorial, maintenance, security and other services: Building office rent or rental value for a building office as small as reasonably practical to operate the building: power, water, waste disposal and other utilities; materials and supplies; maintenance and repairs (including the repair and replacement of glass and the roof covering or membrane); permit and license costs; insurance premiums and the deductible portion of any insured loss under Landlord's insurance; accounting, legal or other professional fees of independent service providers who are not employees of Landlord incurred in connection with operating the Building and the calculation of Operating Expenses and Property Taxes; and (b) the cost of any capital improvements made to the Building by Landlord after the Base Year that
(i) are made in the reasonable expectation of reducing other Operating Expenses, or (ii) are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, the cost to be amortized over the useful life of the capital improvements, together with
          ------------------------------------------------
interest on the unamortized balance at the rate equal to that paid by Landlord on funds borrowed for the purpose of constructing or installing those capital improvements. Operating expenses shall not include: property taxes; depreciation on the Building other than depreciation on exterior window draperies, if any, provided by Landlord, costs of tenant improvements; real estate brokers' commissions; interest; and capital items other than those referred to in clause (b). Actual Operating Expenses for both the Base year and each subsequent calendar year will be adjusted to equal Landlord's reasonable estimate of Operating Expenses had ninety-five (95) percent of the building been occupied.

     PREMISES means the portion of the Building located on the floor or floors specified in the Basic Lease Information which is cross-hatched on the Floor plan or plans attached to this Lease as Exhibit B.

     PROPERTY is defined in Recital A of this Lease.

     PROPERTY TAXES means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for police, fire or other governmental services; service payments in lieu of taxes and taxes and assessments of every kind levied in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property; and all real estate tax consultant expenses and attorney fees of consultants and attorneys who are not employees of Landlord incurred for the purpose of maintaining an equitable assessed valuation of the Building or contesting the validity of any taxes, assessments or charges described above.

     REAL PROPERTY is defined in Recital A of this Lease.

     RENTABLE AREA means the rentable area of the premises specified on the Basic Lease Information. If any office space is added to or deleted from the Premises, the rentable area of the space added or deleted shall mean: (a) as to an entire floor added to or deleted from the Premises, all areas within outside permanent Building walls, measured to the inside glass surface of outside permanent Building walls, including rest rooms, janitor, telephone, and electrical closets; allocated mechanical areas and columns and projections necessary to the Building, but excluding public stairs, elevator shafts, and pipe shafts, together with their enclosing walls; (b) as to a portion of a floor added to or deleted from the Premises, the aggregate of the usable area of the portion of the floor added to or deleted from the Premises, plus the result obtained by multiplying the area of the Common Area on this floor by a fraction, the numerator of which is the aggregate of the usable area of the portion of the floor added to or deleted from the Premises and the denominator of which is the usable area of all tenant space on the floor.

     TERM is defined in Section 3 of this Lease.

     TERMINATION DATE means the Termination Date in the Basic Lease
Information.

     USABLE AREA means all floor area in a tenant space, measured to the inside glass surface of outer Building walls, to the office side of corridors and other permanent partitions, and to the center of partitions that separate the tenant space from adjoining tenant spaces, without deduction for columns and projections necessary to the Building.

                             SECTION 2. PREMISES.

          Landlord leases to Tenant, and Tenant leases from Landlord the Premises (as set forth in the Basic Lease Information) for the term and subject to the terms, covenants, agreements, and conditions set forth in this Lease.

                    SECTION 3. TERM; CONDITION OF PREMISES.

          The term ("Term") of this Lease shall commence on the Commencement Date (as set forth in the Basic Lease Information) and, unless sooner terminated as later provided, shall end on the Termination Date (as set forth on the Basic Lease Information). Unless otherwise agreed by Landlord and Tenant in this Lease, Landlord shall deliver the Premises to Tenant on the Commencement Date in their then existing condition with no alterations being made by Landlord. If Landlord has undertaken in this Lease to make any alterations to the Premises before the Commencement Date and the alterations are completed before that date, and if Tenant desires to take occupancy in advance of that date, Landlord shall deliver the Premises to Tenant at that time in advance of a date that will be mutually approved by Landlord and Tenant and, notwithstanding anything to the contrary contained in this Lease, the Term of the Lease shall commence on delivery. If Landlord, for any reason, cannot deliver the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, except as otherwise provided in Exhibit D nor shall Landlord be liable to Tenant for any loss or damage resulting from nondelivery, but in that event rental shall be waived for the period between the Commencement Date and the time when Landlord delivers the Premises to Tenant. No delay in delivery of the Premises shall extend the Term of this Lease.

                              SECTION 4. RENTAL.

          (a) Tenant shall pay to Landlord throughout the Term as rental for the Premises the Base Rent, subject to the following adjustments:

               (i) The rental payable during each calendar year subsequent to the Base Year shall be the Base Rent, increased by Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in that year over the Base Operating Expenses, and also increased by Tenant's Percentage Share of the total dollar increase, if any, in Property Taxes paid by Landlord in that year over the Base Property Taxes. The increased rental due pursuant to this Section 4(a)(i) is the Escalation Rent.

          (b) Monthly Rental shall be paid to Landlord, in advance, on or before the first day of the Term of this lease and on or before the first day of each successive calendar month during the Term of this Lease. In the event the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the Term of this Lease shall be appropriately prorated.

          (c) All sums of money due to Landlord under this Lease, not specifically characterized as rental, shall constitute additional rent and shall be due within thirty (30) days after receipt by Tenant of a billing. If any sum is not paid when due, it shall be collectible as additional rent with the next installment of rental falling due.

     (d) Tenant acknowledges that late payment of rent and other sums due under this Lease after the expiration of any applicable cure period under Section 18(a) will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant are not received when due, or if a cure period is applicable under Section 18(a), prior to the expiration of the cure period, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that the late charge represents a fair and reasonable estimate of the costs Landlord will incur because of late payment. Acceptance of the late charge by Landlord shall not constitute a waiver of Tenant's default for the overdue amount, nor prevent Landlord from exercising the other rights and remedies granted under this Lease.

xxxx [Initials of landlord]                        xxxx [Initials of Tenant]
----                                               ----

     (e) Any amount due to Landlord other than monthly rental, if not paid within five (5) days following the due date will bear interest from the due date until paid at the rate of ten percent (10%) per year or, if a higher rate is legally permissible, at the highest rate legally permitted. However, interest shall not be payable on late charges incurred by Tenant nor on any amounts on which late charges are paid by Tenant to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant.

     (f) All payments due shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord's address for notices under this Lease or to another person or at another place as Landlord may designate by notice to Tenant. If Tenant pays by check and the check is returned for non-sufficient funds more than once, upon request of the Landlord, the Tenant shall make future payments by cashiers check.

                          SECTION 5. ESCALATION RENT.

     Escalation Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the following procedures:

     (a) No later than fifteen (15) days prior to the end of the Base Year and no later than fifteen (15) days prior to the end of each subsequent calendar year, or as soon after that time as practicable, Landlord shall give Tenant notice of Landlord's estimate of any Escalation Rent due under Section 4(a) for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Escalation Rent. If Landlord fails to give notice as required in this Section, Tenant shall continue to pay on the basis of the prior year's estimate until the month after that notice is given. If at any time it appears to Landlord that the Escalation Rent for the current calendar year will vary from the estimate, Landlord may, by notice to Tenant, revise the estimate for that year, and subsequent payments by Tenant for that year shall be based on the revised estimate.

     (b) Within ninety (90) days after the close of each calendar year, or as soon after the ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for that calendar year showing Operation Expenses and Property Taxes on the basis of which the actual Escalation Rent was determined. At Tenant's request, Landlord shall provide Tenant reasonable supporting detail underlying the calculations of Operating Expenses and

Property Taxes. If Landlord's statement discloses that Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, landlord shall credit the excess first against any sums then owed by Tenant, and then against the next payments of rental due. If Landlord's statement discloses that Tenant owes an amount that is more than the estimated payments for the calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

     (c) Landlord shall maintain at all times during the term of this Lease, at the office of Landlord in the Building or such other office as Landlord may designate full, complete and accurate books of account and records prepared in accordance with generally accepted accounting principles with respect to Escalation Rent, and shall retain such books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are reasonably necessary to properly audit the Escalation Rent. Upon reasonable notice from Tenant, Landlord shall make available for Tenant's inspection (or inspection performed by Tenant's accountant and/or consultants) at Landlord's office in the Building, during normal business hours, Landlord's books and records relating to the Escalation Rent for the previous calender year. If Tenant's inspection reveals that Tenant was overcharged for escalation rent, the amount of the overcharge shall be promptly refunded to Tenant.

     (d) The amount of Escalation Rent for any fractional year in the Term shall be appropriately prorated. The proration of Operating Expenses for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Operating Expenses for that entire calendar year, the proration of Property Taxes for the calender year in which termination occurs shall be calculated on the basis of a fraction of the Property Taxes for that entire calender year, but shall exclude any Property Taxes attributable to any increase in the assessed valuation of the Building occurring after termination. The termination of this Lease shall not affect the obligations of the parties pursuant to Section 5(b) to be performed after the termination.

                                SECTION 6. USE.

     The Premises shall be used for general office purposes and software development. Tenant shall not do or permit to be done on the Premises, nor bring or keep or permit to be brought or kept in the Premises, anything (a) which is prohibited by or in conflict with any law, ordinance, or governmental rule or,
(b) which is prohibited by the standard form of fire insurance policy or, (c) which will increase the existing rate of or affect fire or other insurance on the Building or its contents or cause a cancellation of any insurance policy covering the Building or any part of it or its contents. Tenant shall not use or store in the Premises any hazardous or toxic substances, with the sole exception of reasonably necessary substances that are kept in reasonably necessary quantities for normal office operations, provided that their use and storage are in accordance with applicable laws. Tenant shall not do or permit anything to be done on the Premises that will obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful purposes, nor shall Tenant cause, maintain, or permit any nuisance or waste on or about the Premises.

                             SECTION 7. SERVICES.

     (a) Landlord shall maintain the public and Common Areas of the Building, including lobbies, stairs, elevators, corridors, rest rooms, all exterior landscaping, windows, the mechanical, plumbing, and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition so as to meet the reasonable needs of Tenant, except for damage, excluding normal wear and tear, caused by the Tenant. Damage caused by Tenant, other than normal wear and tear by Tenant, shall be repaired by Landlord at Tenant's expense. The standard of maintenance shall be equal to that of other office buildings of a similar class in San Francisco, California.

     (b) Landlord shall furnish (i) electricity for lighting and the operation of office machines, (ii) heat and air conditioning, to the extent reasonably required for the comfortable occupancy by Tenant in Tenant's use of the Premises during the period from 7:00 a.m. to 7:00 p.m. on weekdays, except holidays, or a shorter period as may be prescribed by applicable policies or regulations adopted by any utility or governmental agency, (iii) elevator service,
(iv) lighting replacement, for building standard lights, (v) rest room supplies,
(vi) window washing with reasonable frequency, (vii) water for the rest rooms and kitchen areas, and (viii) security guard services and daily janitor services during the times and in the manner that these services are customarily furnished in comparable office buildings in the area. Landlord may establish reasonable measures to conserve energy and water, including but not limited to automatic light shut off after hours and efficient lighting forms, so long as these measures do not unreasonably interfere with Tenant's use of the Premises. Tenant shall pay for the cost of utility and janitorial services with its premises.

     (c) Landlord shall not be in default under this Lease, nor be liable for any damages resulting from, nor shall the required rental be abated because of
(i) any reasonably necessary installation, use, or interruption of use of any equipment in connection with furnishing the previously listed services, (ii) failure to furnish or delay in furnishing these services, when failure or delay is caused by accident or improvements to the Premises or to the Building, or
(iii) the limitation, curtailment rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts to diligently remedy interruptions in the furnishing of these services.

                            SECTION 8.  ALTERATIONS.

     Tenant shall not make or allow any alterations, additions, or improvements to the Premises or any part of the Premises, except for pre-occupancy tenant improvements ("Alterations") as evidenced by Exhibit E ("Construction Documents"), without Landlord's prior consent, which shall not be unreasonably withheld. The installation of furnishings, fixtures, equipment, or decorative improvements, none of which shall affect Building systems or the structure of the Building, and the repainting or recarpeting of the Premises, shall not constitute Alterations. All Alterations shall immediately become Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant, unless Landlord elects by notice to Tenant at the time of installation to have Tenant remove any Alterations that are peculiar to Tenant's use of the Premises and are not normally required or used by other tenants. In this event, Tenant shall bear the cost of restoring the Premises to their condition prior to the installment of the Alterations.

             SECTION 9. REPAIRS: LANDLORD'S RESERVATION OF RIGHTS.

     (a) Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to the tenant improvements, if any, that Landlord has agreed to make. At all times during the term of this Lease and at Tenant's sole cost, Tenant shall keep the Premises in good condition and repair, ordinary wear and tear and damage to the Premises by fire, earthquake, or act of God or the elements are excepted. Tenant waives all rights to make repairs at the expense of Landlord or instead to vacate the Premises, and Tenant further waives the provisions of Civil Code (SS) 1932(1), 1941 and 1942 with respect to Landlord's obligations under this Lease. At the end of the term of this Lease, Tenant shall surrender to Landlord the Premises and all Alterations that are to remain in the Premises in the same condition as when received; ordinary wear and tear and damage by fire, earthquake, or act of God or the elements are excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part of them, except as specifically set forth in Exhibit E. Landlord has made no representations respecting the condition of the Premises or the Building, except as specifically set forth in this Lease.

     (b) Landlord reserves the right, at any time and from time to time, without the same constituting an actual or constructive eviction, but provided that Landlord does not unreasonably interfere with Tenant's use and occupancy of the building, to (i) make alterations, additions, repairs, improvements to or in, or to decrease the size of area of all or any part of the Building, the fixtures and equipment therein, the heating, ventilation, air-conditioning, plumbing, electrical, fire protection, life safety, security and all mechanical systems of the building ("Building Systems"), the common areas and all other parts of the Building; (ii) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building and to create additional rentable areas through use or enclosure of common areas; (iii) to change the Building's name or street address or to change the room number or numbers of the Premises;
(iv) to install, affix and maintain any and all signs on the exterior and interior of the Building.

                      SECTION 10.  DAMAGE OR DESTRUCTION.

     (a) In the event the Premises or any portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements, or other casualty, within thirty (30) days after that event, Landlord shall notify Tenant of the estimated time, in Landlord's reasonable judgment, required for repair or restoration. If the estimated time is thirty (30) days or less after the commencement of the physical work and ninety (90) days or less after the casualty event, Landlord shall proceed promptly and diligently to adjust the loss with applicable insurers, to secure all required governmental permits and approvals, and to repair or restore the Premises or the portion of the Building necessary for Tenant's occupancy. This Lease shall remain in full force, except that for the time unusable, Tenant shall receive a rental abatement for that part of the Premises rendered unusable in the conduct of Tenant's business.

     (b)  If the estimated time for repair or restoration is in excess of thirty
(30) days after the commencement of the physical work or ninety (90) days after the casualty event, Tenant or Landlord may elect to terminate this Lease as of the date of the casualty event by giving notice to the other party within fifteen (15) days following receipt of Landlord's notice of the estimated time for repair.

                           SECTION 11. SUBROGATION.

       Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, worker's compensation, and other insurance maintained during the term of this Lease covering the Building, or any portion of it, or operations in it, a waiver of all rights of subrogation that the insurer of one party might have against the other party. Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney fees, resulting from the failure to obtain this waiver.

                            SECTION 12. INSURANCE.

     Tenant, at its expense, shall maintain in full force during the Term of this Lease, a policy or policies of public liability and property damage insurance insuring against all liability subject to standard ISO CGL policy exclusions of Tenant and its representatives, agents and visitors for personal or bodily injury or property damage arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property. Such policy or policies subject to standard ISO CGL policy exclusions shall further insure the indemnification obligations of Tenant under this Lease. Each policy of insurance required under this Lease shall be in a form, in an account, and with an insurer reasonably acceptable to Landlord, but no event less than $1,000,000 combined single limit and shall require at least ten (10) days' written notice to Landlord prior to any termination of the policy. Each policy of liability insurance shall name the Landlord and its property managers as additional insured and provide that it is primary, and not contributing with, any policy carried by landlord covering the same loss. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant is in full force and effect and the premiums have been paid.

                         SECTION 13. INDEMNIFICATION.

(a) Tenant and Landlord each waives all claims against the other party for damage to any property or injury or death of any person on the Premises arising at any time and from any cause other than the sole negligence or willful misconduct of the other party's employees, agents, or contractors. Tenant and Landlord each shall hold the other party harmless from and defend the other party against all claims, liability, damage, or loss arising out of any injury or death of any person or damage to or destruction of property attributable to the action or inaction of the indemnifying party, except that caused by the sole negligence or willful misconduct the other party or its agents, contractors, or employees. Tenant and Landlord each shall also hold the other party harmless from any liability, cost, or expense arising from the indemnifying party's use or storage on the property of any hazardous or toxic substance. These indemnity obligations shall include reasonable attorney fees, investigation costs, and all other reasonable costs incurred by the indemnified party from the first notice that any claim or demand is to be made or may be made. The provisions of this Section shall survive the termination of this Lease for any event occurring prior to the termination.

               SECTION 14. COMPLIANCE WITH LEGAL REQUIREMENTS.

At Tenant's sole cost, Tenant shall promptly comply with all laws and government rules now or later in force; with the requirements of any board of fire underwriters or other similar body now or in the future constituted; with any direction or occupancy certificate issued by public officers ("Legal Requirements"), insofar as they relate to the use, or occupancy of the Premises. Excluded are (a) structural changes or changes to the electrical, mechanical, or plumbing systems of the Building, except to the extent necessitated by Tenant's acts or by improvements made for Tenant (other than the tenant improvements to be made pursuant to this Lease by Landlord, (b) alterations or improvements to the Building as a whole or the Premises of tenants generally that are not by law the tenants' responsibility with which to comply and (e) work necessitated by defects in the construction of the Building. Landlord shall comply in a timely manner with all Legal Requirements that are not Tenant's responsibility under this Section to the extent noncompliance would adversely affect Tenant's use or occupancy of the Premises.

                     SECTION 15. ASSIGNMENT AND SUBLETTING.

     (a) Except as otherwise expressly permitted by this Lease. Tenant shall not without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, assign or hypothecate this Lease or any interest in this Lease, sublet the Premises or any part of them, or license the use of the Premises by any party other than Tenant. Neither this Lease nor any interest in this Lease shall be assignable without the consent of Landlord, which shall not be unreasonably withheld or delayed. Any of the previous acts without consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Landlord shall respond to Tenant's request for sublease within fifteen (15) days of receiving a written request from Tenant and receipt of documentation regarding description and financial condition of proposed Tenant and other necessary information as required by Landlord.

     (b) No sublessee shall have a right to further sublet without Landlord's prior consent, which may not be unreasonably withheld, and any assignment by a sublessee of the sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

     (c) In the case of an assignment or subletting, any sums or economic consideration received by Tenant as a result of the assignment or subletting shall be paid to Landlord after first deducting (i) in the case of a sublet, the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii) any tenant improvements paid for by tenant, and (iii) the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Tenant in connection with the assignment or subletting.

     (d) Regardless of Landlord's consent, no subletting or assignment shall release or alter Tenant's obligation or primary liability to pay the rental and perform all other obligations under this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of Tenant in the performance of any of the terms of this Lease, after notice of default to Tenant pursuant to Section 18 and the expiration of any applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee or successor.

     (e) If Tenant assigns this Lease, sublets the Premises, or requests the consent of Landlord to any assignment, subletting, hypothecation, or other action requiring Landlord's consent under this Lease, Tenant shall pay Landlord's reasonable attorney fees incurred in connection with the action, not to exceed nine hundred ($900.00) dollars.

                               SECTION 16. RULES.

     Tenant shall comply with the rules attached to and incorporated in this Lease as Exhibit C, and after notice, with all reasonable modifications and additions to these rules, from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of these rules by any other tenant or occupant of the Building, but Landlord shall take reasonable steps to enforce any rules, the nonperformance of which by other tenants materially and adversely affects Tenant in the use of the Premises. However, if any rule conflicts with any term, covenant, or condition of this Lease, this Lease shall prevail. In addition, no rule, or any subsequent amendments to it adopted by Landlord shall alter, reduce, or adversely affect any of Tenant's rights or enlarge Tenant's obligations under this Lease.

                        SECTION 17. ENTRY BY LANDLORD.

     Landlord may enter the Premises at reasonable hours with notice to Tenant to (a) inspect the Premises; (b) exhibit the Premises to prospective purchasers, lenders, or tenants; (c) determine whether Tenant is complying with all obligations under this Lease; (d) supply janitorial service and any other services to be provided by Landlord under this Lease; (c) post notices of nonresponsibility; and (f) make repairs or perform maintenance required of Landlord by this Lease, make repairs to any adjoining space or utility services, or make repairs, alterations, or improvements to any other portion of the Building. However, all this work shall be done as promptly as reasonably possible and cause as little interference to Tenant as reasonably possible. Subject to Landlord's undertakings in the previous sentence, Tenant waives any damage claims for inconvenience to or interference with Tenant's business or loss of occupancy or quiet enjoyment of the Premises caused by Landlord's entry. At all times Landlord shall have a key with which to unlock the doors on the Premises, excluding Tenant's vaults, safes and similar areas designated as secure areas in writing by Tenant in advance. In an emergency, Landlord shall have the right to use any means that Landlord deems proper to open Tenant's doors and enter the Premises. Entry to the Premises by Landlord in an emergency shall not be construed as a forcible or unlawful entry, a detainer, or an actual or constructive eviction of Tenant.

                        SECTION 18. EVENTS OF DEFAULT.

     The following events shall constitute events of default under this Lease (each an Event of Default):

     (a) failure by Tenant to pay when due any rent or other sum payable under this Lease and the continuation of the failure for ten (10) or more days after notice of the default from Landlord;

     (b) failure to make payments of rent when due under this Lease three (3) or more times during any twelve (12) month period during the term of this Lease;

     (c) a default by Tenant in the performance of any of the terms, covenants, agreements, or conditions in this Lease, other than a default by Tenant in the payment when due of any rent or other sum payable under this Lease, and the continuation of the default beyond fifteen (15) days after notice by Landlord or, if the default is curable and would require more than fifteen (15) days to remedy, beyond the time reasonably necessary for cure, provided, however, that if Tenant has defaulted in the performance of the same obligation two (2) or more times in twelve (12) months and notice of the default has been given by Landlord in each instance, no notice shall be required after this until the expiration of twelve (12) months without any default by Tenant;

     (d) the bankruptcy or insolvency of Tenant, a transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of proceedings of any kind by or against Tenant under the Federal Bankruptcy Act or under any other insolvency, bankruptcy, or reorganization act, unless Tenant is discharged from voluntary proceedings within ninety (90) days;

     (e) the appointment of a receiver for a substantial part of Tenant's assets;

     (f)  the abandonment of the Premises; and

     (g) the levy upon this Lease or any estate of Tenant under this Lease by attachment or execution and failure to have the attachment or execution vacated within sixty (60) days.

                     SECTION 19. TERMINATION UPON DEFAULT.

     On occurrence of any Event of Default by Tenant, Landlord may, in addition to any other rights and remedies given here or by law, terminate this Lease and exercise remedies relating to it without further notice or demand in accordance with the following provisions:

     (a) So long as the Event of Default remains uncured, Landlord shall have the right to give notice of termination to Tenant, and on the date specified in this notice, this Lease shall terminate.

     (b) If this Lease is terminated, Landlord may, by judicial process, reenter the Premises, remove all persons and property, and repossess and enjoy the Premises, all without prejudice to other remedies that Landlord may have because of Tenant's default or the termination.

     (c) If this Lease is terminated by Landlord, Landlord shall have all of the rights and remedies of a landlord provided by Civil Code (S) 1951.2, in addition to any other rights and remedies Landlord may have. The damages which Landlord may recover shall include, without limitation (i) the worth at the time of award of the unpaid rent which had been carried at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided;
(iii) the worth at the time of award computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (iv) all reasonable legal expenses and other related costs incurred by Landlord following Tenant's default; (v) all reasonable costs incurred by Landlord in restoring the Premises to good order and condition to relet the Premises; and (vi) all reasonable costs, including without limitation, any brokerage commissions incurred by Landlord in reletting the Premises. The remedies provided in this Lease are in addition to any other remedies available to Landlord at law, in equity, by statute, or otherwise.

     (d) Event though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession and Landlord may enforce all rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

                          SECTION 20. ATTORNEY FEES.

     If, as a result of a breach or default under this Lease, Landlord uses an attorney to secure compliance with Lease provisions to recover damages, to terminate this Lease, or to evict Tenant, Tenant shall reimburse Landlord, on demand, for all reasonable attorney fees and expenses incurred by Landlord; provided that, if Tenant becomes the prevailing party in any legal action brought by Landlord, Tenant shall be entitled to recover reasonable attorney fees and expenses incurred by Tenant and need not reimburse Landlord for any attorney fees and expenses incurred by Landlord.

                          SECTION 21. EMINENT DOMAIN.

If all or any part of the Premises are taken through eminent domain, this Lease shall terminate for the part taken as of the date of taking. For a partial taking, either Landlord or Tenant shall have the right to terminate this Lease for the balance of the Premises by notice to the other within thirty

(30) days after the taking. However, Tenant's right to terminate arises only if the portion of the Premises taken substantially handicaps, impedes, or impairs Tenant's use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to all compensation, damages, income, rent, awards, or any interest that may be paid in connection with the taking, except for any portion specifically awarded to Tenant for moving expenses, trade fixtures, equipment, and any leasehold improvements in the Premises to the extent of the then unamortized value of these improvements for the remaining term of the Lease as determined in the award. However, Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise, other than for prepaid rent. In the event of a partial taking of the Premises that does not result in a termination of this Lease, the subsequent monthly rental shall be equitably reduced.

                       SECTION 22. ESTOPPEL CERTIFICATE.

     At any time with at least fifteen (15) days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate in a form satisfactory to Landlord certifying: (a) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, together with the date and nature of each modification. (b) the amount of the Base Rent, most recent Escalation Rent, if any, and the date to which the rent has been paid, (c) that no notice has been received by Tenant of any default that has not been xxxx, except defaults specified in the certificate, (d) that no default of Landlord is claimed by Tenant, except defaults specified in the certificate, and (e) other matters as may be reasonably requested by Landlord. Any certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Building or any part of it.

                           SECTION 23. HOLDING OVER.

     (a) If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month-to-month on the terms specified in this Lease, except those pertaining to term, option to extend, but at a monthly rental negotiable between the Parties, payable in advance on or before the first day of each month. Each party shall give the other notice of intention to terminate the tenancy at least one (1) month prior to the date of termination of a monthly tenancy
     (b) If, over Landlord's objection, Tenant holds possession of the Premises after expiration of the term of this Lease or expiration of the holdover tenancy. Tenant shall be deemed to be a tenant-at-sufferance and, without limiting the liability of Tenant for unauthorized occupancy of the Premises, Tenant shall indemnify Landlord and any replacement tenant for the Premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant's failure to vacate the Premises in a timely manner. The monthly rental shall be at one hundred and fifty percent (150%) of the then prevailing monthly rental paid by tenant.

                         SECTION 24. SECURITY DEPOSIT.

     Tenant has deposited with Landlord the sum specified in the Basic Lease Information (Deposit). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all provisions of this Lease. If Tenant fails to pay rent or other sums due under this Lease or defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the Deposit for the payment of rent or other sums in default, for the payment of any other sums to which Landlord may become obligated because of Tenant's default, or to compensate Landlord for any loss or damage that Landlord may suffer because of the Tenant's actions. If Landlord uses or applies the Deposit, Tenant shall, within ten (10) days after demand, deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from Landlord's general accounts. If Tenant performs all of Tenant's obligations under this Lease, the Deposit or the amount not applied by Landlord shall be returned, without interest, to Tenant or at Landlord's option, to the last assignee, if any, of Tenant's interest under this Lease at the expiration of the Term and after Tenant has vacated the Premises. No trust relationship is created between Landlord and Tenant with respect to the Deposit.

                      SECTION 25.  LANDLORD'S LIABILITY.

     Notwithstanding any other term or provision of this Lease, the liability of the Landlord for its obligations under this lease is limited solely to Landlord's interest in the Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's stockholders, directors, officers or partners on account of any of the Landlord's actions or obligations under this Lease. In addition, in the event of the conveyance of title to the Building or the Project, then from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease.

                             SECTION 26.  BROKERS.

     Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on its behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Lease other than the Broker identified in Exhibit A: Basic Lease information, whose commission is to be paid by Landlord. Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, including costs expenses and attorney's fees incurred by Landlord, asserted by any other broker or finder for a commission based upon any dealings with or statements made by Tenant or its representatives.

                             SECTION 27.  SMOKING.

     Smoking in the offices is prohibited.

                        SECTION 28.  ENTIRE AGREEMENT.

     There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements, and understandings between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded.

       SECTION 29.  ILLEGALITY OR UNENFORCEABILITY OF PORTION OF LEASE.

     If any provision of this Lease is determined to be illegal or unenforceable, this determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect.

                          SECTION 30.  GOVERNING LAW.

     This Lease shall be governed by and construed pursuant to law of the State of California.

                             SECTION 31. PARKING.

     Tenant shall have the option to rent two (2) reserved parking spaces in Lot A and two (2) in Lot B from Landlord for the duration of this Lease at the prevailing building rate. Tenant shall be allowed its pro-rata share of parking permits for Lot B so long as spaces are available.

                         SECTION 32. OPTION TO EXPAND.

Tenant shall have the option to expand into the adjacent premises, as shown in Exhibit B anytime during the initial eighteen (18) months of the lease term. The terms and conditions of the lease for the expansion space shall remain the same as the original lease, and the tenant improvement contribution and rental rate shall run parallel to the terms, subject to rental adjustments, as set forth in the original lease.

                         SECTION 33. QUIET ENJOYMENT.

Landlord agrees to and shall in the commencement of this Lease place Tenant in quiet possession of the premises and shall secure it in the quiet possession thereof against all persons lawfully claiming the same during the lease term.

                      SECTION 34. RIGHT OF FIRST REFUSAL.

Tenant shall have a one (1) time right of first refusal to lease the adjacent premises or any part thereof, as designated on Exhibit B, during the first thirty-six (36) months of the lease term. Landlord shall provide Tenant with an executed letter of intent which shall set forth a) the term of the lease, b) the rent to be paid and c) the tenant improvement allowance from Landlord. Tenant shall have ten (10) days from the date of receipt of this notice within which to provide Landlord with written notice of either acceptance or rejection. In the event notice is not received within ten (10) days, it shall be deemed that Tenant rejects this right of first refusal.

                       SECTION 35. TEMPORARY OCCUPANCY.

Tenant shall be allowed the use of temporary space in the building of at least three thousand (3,000) rentable square feet. The rental rate shall be Three Thousand Dollars ($3,000.00) per month, fully serviced, until such time as Landlord delivers the third floor premises to Tenant Substantially Complete.

                     SECTION 36. AUTOMATIC SUBORDINATION.

This lease is subject and subordinate to
     (a) The lien of any mortgages, deeds of trust, or other encumbrances of the Building and real Property;
     (b) All present and future ground or underlying leases of the Building and real Property now or hereafter in force against the Building and real Property;
     (c) All renewals, extensions, modifications, consolidations, and replacements of the items described in subparagraphs (a) - (b): and
     (d) All advances made or hereafter to be made on the security of the Encumbrances.

Despite any other provision of this Section 36, any Encumbrance holder or lessor may elect that this lease shall be senior to and have priority over that Encumbrance or Underlying Lease whether this lease is dated before or after the date of the Encumbrance or Underlying Lease.

Tenant covenants and agrees to attorn to the transferee of Landlord's interest in the Real Property by foreclosure, deed in lieu of foreclosure, exercise of any remedy provided in any Encumbrance or Underlying Lease, or operation of law (without any deductions or setoffs), if requested to do so by the transferee, and to recognize the transferee as the lessor under this Lease, provided Transferee agrees to Tenant's quiet possession. The transferee shall not be liable for:
     (a) Any acts, omissions, or defaults of Landlord that occurred before the sale or conveyance or
     (b) the return of any security deposit expect for deposits actually paid to the transferee.

                            SECTION 37.  EXHIBITS.

     The exhibits specified in the Basic Lease Information are attached to this Lease and by this reference made a part of it.

     The parties have executed this Lease as of the date first set forth above.

Landlord:                                    Tenant:
HAMM'S BUILDING ASSOCIATES, a                280 INC., a California Corporation
California Limited Partnership
by: RHGA, Inc., General Partner

By: /s/ Rubin Glickman                       By /s/ Michael Baum
    -------------------------------             --------------------------------
Rubin Glickman, President                    Michael Baum

                    Exhibit B. Description of the Premises

                             [Floor Plan Omitted]

                               EXHIBIT C. RULES

     1. The sidewalks, halls, passages, exits, entrances, shopping malls, elevators, escalators, and stairways of the Building shall not be obstructed by any of the tenants or used for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, shopping malls, elevators, escalators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to them by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants. However, nothing here shall be construed to prevent access to persons with whom any tenant normally deals in the ordinary course of business, unless these persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go on the roof of the Building.

     2. A sign, placard, picture, name advertisement, or notice visible from the exterior of any tenant's Premises shall not be inscribed, painted, affixed, or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building on the office floors. Each tenant shall conform to these guidelines, but may request approval of Landlord for modifications, which will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed, or inscribed at the expense of the tenant by a person approved by Landlord, which will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

     3. The Premises of each tenant shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by any tenant on the Premises, except that (a) each tenant may establish and operate a lunchroom facility for use by tenant's employees, and (b) each tenant may use and install food and beverage vending machines and Underwriter's Laboratory approved microwave ovens and equipment for brewing coffee, tea, hot chocolate, and similar beverages, provided that adequate provisions are made for venting and control of odors and all facilities and equipment are in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

     4. No tenant shall employ and person other than Landlord's janitorial service for cleaning the Premises, unless otherwise approved by Landlord. No person other than those approved by Landlord shall be permitted to enter the Building to clean it. No tenant shall cause any unnecessary labor because of carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after
9.30 p.m. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms.

     5. Landlord will furnish each tenant, free of charge, two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. No tenant shall have any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of the premises without the prior consent of Landlord which will not be unreasonably withheld. The tenant shall in each case furnish Landlord with a key for any lock. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all keys to doors in the Building that have been furnished to the tenant.

     6. The freight elevator shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord deems appropriate. The persons employed to move equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of a thickness necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Building by moving or maintaining property shall be repaired at the expense of the tenant.

     7. No tenant shall use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation or maintenance of office equipment, and may not, without Landlord's prior approval, use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep any foul, noxious, or hazardous gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building because of noise, odors, or vibrations, or interfere in any way with other tenants or those having business in the Building. No pets shall be kept in the Premises.

     8. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and street address of the Building.

     9. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturdays, Sundays, and legal holidays any person who does not present a proper access card or other identification as a tenant or an employee of a tenant, or who does not otherwise present proper authorization by a tenant for access to the premises. Each tenant shall be responsible for all persons for whom it authorizes access and shall be liable to Landlord for all acts of these persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement, or other circumstances rendering an action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the circumstance by any action Landlord deems appropriate.

     10. A directory of the Building will be provided to display the name and location of tenants, their subtenants, and a reasonable number of the principal officers and employees of tenants, and Landlord reserves the right to exclude any other names. Any additional name that a tenant desires to have added to the directory shall be subject to Landlord's approval and may be subject to a charge.

     11. No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, or decorations shall be attached to, hung, or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord. If consented to by Landlord, these items shall be installed on the office side of the standard window covering and shall in no way be visible from the exterior of the Building.

     12. Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to reasonable regulations as may be adopted by Landlord.

     13. Each tenant shall see that the doors of the premises are closed and locked and that all water faucets or apparatus, cooking facilities, and office equipment, excluding office equipment required to be operative at all times, are shut off before the tenant or employees leave the Premises at night, so as to prevent waste or damage. For any default or carelessness in this regard the tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

     14. The toilets, urinals, wash bowls, and other rest room facilities shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind shall be thrown in them, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, have caused it.

     15. Except with the prior consent of Landlord, no tenant shall sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in the Premises, nor shall any tenant carry on, permit, or allow any employee or other person to carry on the business of stenography, typewriting, or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in the tenant's lease.

     16. No tenant shall install any antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

     17. No motorcycles or motor scooters shall be parked or stored anywhere in the Building other than the garage of the Building, and no bicycles may be parked or stored anywhere in the Building other than in facilities provided in the garage or the Common Area of the Building.

     18. Hand trucks or other material handling equipment, except those equipped with rubber tires and side guards, may not be used in any portion of the Building unless approved by Landlord.

     19. Each tenant shall store refuse within that tenant's premises. No material of a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the city of San Francisco without being in violation of any law or ordinance governing this disposal shall be placed in the refuse boxes or receptacles. All refuse disposal shall be made only through entryways and elevators provided for these purposes and at the times Landlord shall designate.

     20. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building is prohibited, and each tenant shall cooperate to prevent this type of occurrence.

     21. Smoking of cigarettes, cigars, pipes, or any other form of tobacco is prohibited in the Building. Tenant shall not permit its employees, guest or invitees to smoke in any portion of the Building or Premises.

     22. The requirements of the tenants will be attended to only on application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, so long as Tenant's use of the Premises is not adversely affected by the waiver, and no waiver by Landlord shall be construed as a waiver of the Rules in favor of any other tenant, nor prevent Landlord from later enforcing any of the Rules against any of the tenants of the Building.

     24. These Rules are in addition to, and shall not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of Premises in the Building.

     25. Landlord reserves the right to make other reasonable rules as Landlord judges may be needed for the safety, care, and cleanliness of the Building, and for the preservation of good order, provided that Tenant's use and occupancy of the Premises shall not be adversely affected by other rules.

                                   EXHIBIT D


                              CONSTRUCTION RIDER
                              ------------------

                            1.  TENANT IMPROVEMENTS
                                -------------------

     Landlord shall, with reasonable diligence through a contractor selected by Landlord construct and install in the Premises the improvements and fixtures provided for on the attached Exhibit E ("Construction Documents"). Improvements consisting of the type and amount of work and materials described on Exhibit E attached to this Construction Rider and referred to herein as "Building Standard Tenant Improvements." All Tenant Improvements in addition to or in substitution for or modification of the Building Standard Tenant Improvements are referred to herein as "Above-Standard Tenant Improvements." In the event that Landlord is required to make significant alterations to the Building (other than to the Premises) as a condition of obtaining a building permit to construct the Tenant Improvements, Landlord at its option may terminate this Lease and be relieved of any further obligation hereunder other than the return of the security deposit and any prepaid rent. Landlord shall have thirty (30) days from receipt of a building permit to notify Tenant of said termination, if any.

                                   2.  PLANS
                                       -----

     Landlord will retain Keith Hooks as the space planner/architect for the Premises ("Space Planner") who will prepare Construction Documents for the Premises.

     Additional interior decorating services and advice on the furnishings and decoration of the Premises, such as the selection of fixtures, furnishings, design of millwork or other Above Standard Tenant Improvements required by Tenant, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.

                               3.  CONSTRUCTION
                                   ------------

Upon Landlord's receipt of the Construction Documents by the Space Planner, Landlord shall use best efforts to cause the Tenant Improvements to be Substantially Completed on or prior to the Scheduled Commencement Date. The term "Substantially Complete" or "Substantial Completion" as used in the Lease or this Agreement shall mean; (1) the shell and core of the Building are complete and in compliance with all applicable laws, statutes, codes, rules and regulations (collectively, "Laws" and all of the Building's heating, ventilating, air-conditioning ("HVAC"), and plumbing, life safety, telephone cable, mechanical and/or electrical Systems (collectively, "Building Systems") are operational to the extent necessary to service the Premises; (2) Landlord has sufficiently completed all work required to be performed by Landlord in accordance with this Construction Rider (except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list" and minor punch list items the completion of which will not interfere with Tenant's ability to conduct Tenant's normal business operations in the Premises) such that Tenant can conduct normal business operations from the Premises; and (3) Landlord has obtained a certificate of occupancy for the Building, or a temporary certificate of occupancy for that portion of the building that includes all of the Premises, or its equivalent.

     Following Substantial Completion of the Tenant Improvements and within thirty (30) days after Tenant takes possession of the Premises, Landlord and Tenant shall inspect the Premises and jointly prepare a "punch list" of agreed items of construction remaining to be completed. Landlord shall complete the items set forth in the punch list as soon as reasonably possible. Tenant shall cooperate with and accommodate Landlord and its workers in completing the items on the punch list.

     The Tenant Improvements shall be limited to the Building Standard Tenant improvements, and only additional alterations or improvements to the Premises desired by Tenant shall be made after the commencement of the term of the Lease and shall be subject to the provisions of Section 8 "Alterations" of the Lease.

                        4.  COST OF TENANT IMPROVEMENTS
                            ---------------------------

Landlord shall contribute Twenty Five Dollars ($25,00) per rentable square foot towards the cost of the Tenant Improvements (The "TENANT IMPROVEMENT ALLOWANCE") from existing "As Is" condition. The Tenant Improvement cost to be paid from the Tenant Improvement Allowance, shall include but not be limited to:

     (a) All costs of permit, architecture, engineering, plans and specifications for the Tenant Improvements.

     (b) All costs of obtaining building permits and other necessary authorizations for the City of San Francisco.

     (c) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises.

     (d)  Cost of Construction Management Services (not to exceed $10,000,00).

     (e)  The cost of installing a separate meter for utilities.

Tenant shall be responsible for all costs of design, construction and related costs, in excess of Landlord's initial Tenant Improvement Allowance ("Tenant's Construction Costs").

                                  5.  CHANGES
                                      -------

     If Tenant requests any change, addition in or to any Construction Documents ("Changes"), Landlord shall cause the architect and contractor to prepare additional Plans and estimates implementing such Change. As soon as practicable after the completion of such additional plans and estimates, the Landlord shall provide Tenant with the estimated cost of the Changes. Within three (3) working days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change.

If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change including architectural costs, permit and related fees, and all costs of construction related to said change. If Tenant fails to approve the Change within such three
(3) day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

                                  6.  DELAYS
                                      ------

     Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any

Tenant improvements and any additional cost caused by (i) Tenant's failure to approve any space plan or Construction Documents within the time periods herein, (ii) any delays in obtaining any items or materials constituting part of the Above Standard Tenant Improvements requested by Tenant, or (iii) any other delay requested or caused by Tenant ("Tenant Delay"). The term "Landlord Delay" as used in this Agreement, or the Addendum shall mean any delay in the completion of the Tenant Improvements which is due to any act or omission of Landlord (wrongful, negligent or otherwise), its agents or contractors (including acts or omissions while acting as agent or contractor for Tenant). The term Landlord Delay shall include, but shall not be limited to any; (1) delay in the giving of authorizations or approvals by Landlord; (2) delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Landlord, its agents or contractors, where such acts or failures to act delay the completion of the Tenant Improvements; and (3) delay attributable to Landlord's failure to allow Tenant sufficient access to the Building and/or Premises during the move-in period to move into the Premises over one (1) weekend. In no event shall Tenants remedies or entitlements for the occurrence of a Landlord Delay be abated, deferred, diminished or rendered inoperative because of a prior, concurrent, or subsequent delay resulting from any action or inaction of Tenant. No Landlord Delay shall be deemed to have occurred unless and until Tenant has given written notice to Landlord specifying the action or inaction which Tenant contends constitutes a Landlord Delay. If such action or inaction is not cured within five (5) business days after Landlord's receipt of such notice, then a Landlord Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date Landlord received such notice and continuing for the number of days the Substantial Completion of the Premises was in fact delayed as a direct result of such action or inaction.

     Notwithstanding the Commencement Date provided in the Leasae, Tenant's obligation for the payment of rent thereunder shall not commence until Landlord has substantially completed all work to be performed by Landlord as set forth herein; provided, however, that

          (a) if Landlord is delayed in Substantially Completing the Tenant Improvements solely as a result of Tenant Delay, then the abatement of rent provided for herein shall continue only until the date on which Landlord would have Substantially Completed the Tenant Improvements but for such delays

          (b) in the event Landlord is unable to tender possession of the Premises, Substantially Complete, to Tenant on the Scheduled Commencement Date due to Force Majeure Delay or Landlord Delay, The Commencement Date, and the commencement of the abatement of rent afforded Tenant, shall be postponed until the date upon which Landlord shall tender possession of the Premises with the Tenant improvements Substantially Complete to Tenant Additionally, to the extent that Landlord is unable to so tender possession due to Landlord Delay, Tenant shall receive one (1) additional day of rental abatement for each such day of Landlord Delay.

                            7. COMMENCEMENT OF TERM
                               --------------------

          Upon Substantial Completion of the Tenant Improvements, Landlord shall deliver possession of the Premises to Tenant. If Landlord has not Substantially Completed the Tenant Improvements and tendered possession of the Premises to Tenant on or before the Scheduled Commencement Date specified in Section 3 xxxx Condition of Premises" of the Lease, or if Landlord, using its best efforts, is unable for any other reason to deliver possession of the Premises to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Tenant and the Lease shall remain in full force and effect unless and until it is terminated under the express provisions of this Paragraph. In such event the Commencement Date shall be the actual date of delivery of possession of the Substantially Completed Premises to Tenant, provided, however, that if and to the extent that any delays in the Commencement Date are attributable to (1) delays by Tenant to submitting information to the Space Planner or in approving Construction Documents, (ii) any delays in obtaining any items or materials constructing part of the Above Standard Tenant Improvements requested by Tenant, or (iii) any other early requested by or caused by Tenant Delay, then the term of the lease shall commence and the Commencement Date shall be deemed to have occurred on the date which Landlord would have Substantially Completed the Premises and tendered the premises to Tenant but for such Tenant Delay.

                             8. ACCESS TO PREMISES
                                ------------------

     Landlord, at its discretion, may allow Tenant or Tenant's Representatives to enter the Premises prior to the Commencement Date to permit Tenant to make the Premises ready for its use and occupancy, provided, however, that prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in Section 12- "Insurance," shall be in effect as of the time of such entry. Such permission may be revoked at any time upon twenty-four (24) hours notice, and Tenant or its Representatives shall not interfere with Landlord or Landlord's contractor in completing the Tenant Improvements.
     Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry of the Premises by Tenant or its Representatives.

                      9. OWNERSHIP OF TENANT IMPROVEMENTS
                         --------------------------------

     All Tenant Improvements, whether Building Standard or Above Standard and whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the Property of Landlord and shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with Section -8- "Alterations" of the Lease.

[Initials of Landlord]__               __    [Initials of Tenant]__          __

                                                                       EXHIBIT A


                              EXPANSION AGREEMENT

 This Expansion Agreement will incorporate the terms and conditions of the Lease executed by 280 Inc., a California Corporation and Hamm's Building Association, a California Limited Partnership on May 1st, 1996 and where the terms and conditions differ, the Expansion Addendum will prevail.


LANDLORD:                               Hamm's Building

TENANT:                                 280 Inc.

PREMISES:                               That portion of the third floor
                                        designated on the attached floor plan.

RENTABLE AREA
OF PREMISES:                            Approximately 4,247.

COMMENCEMENT DATE:                      Upon Landlord's substantial completion
                                        of Tenant improvements.

TERMINATION DATE:                       September 17, 2001.

RENT: a. $5833.11 per month which includes $0.12 /square foot per month to reflect utility usage and the sum of $354.48 per month to reflect amortization of $14,152 of Tenant Improvement Cost.
                                        b. As of September 17, 1998, the above
                                        rent shall be increased by 4% per annum
                                        until lease expiration.

SECURITY DEPOSIT:                       Tenant shall pay a security deposit of
                                        $5,833.11 and first months rent of
                                        $5,833.11 upon occupancy of the subject
                                        space.

TENANT PERCENTAGE OF
OPERATING EXPENSES AND
PROPERTY TAX ESCALATIONS:               3.76

CONSTRUCTION RIDER:                     Tenant shall be allowed the sum of
                                        $124,128 towards the cost of
                                        improvements from existing "AS IS"
                                        condition. In the event any changes are
                                        made either by yourself or the City of
                                        San Francisco or additional costs are
                                   incurred, you shall be responsible for that difference to be paid at time of occupancy,

CONSTRUCTION:                      Tenant and Landlord have executed and
                                   approved plans and specifications which will built in accordance with those documents. The
                                   Construction Rider attached to the Lease of May 1st, 1996 shall be amended by this Expansion Amendment.


PARKING; Tenant shall be allowed one additional parking space in Lot A at the prevailing rate.


HAMM'S BUILDING ASSOCIATES, a               280 INC., a California
California Limited Partnership              Corporation
By: RHGA, Inc., General Partner


BY: /s/ Rubin Glickman                      By: /s/ Michael Baum
    ------------------                          ----------------
Rubin Glickman                              Michael Baum